UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2020

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01
Entry into a Material Definitive Agreement.

On May 18, 2020, AutoWeb, Inc., a Delaware corporation (“Company”), entered into a First Amendment to Loan, Security and Guarantee Agreement (“Loan Agreement First Amendment”) with CIT Northbridge Credit LLC, as Agent (“CNC”), and the Company’s U.S. subsidiaries, amending the Company’s existing Loan, Security and Guarantee Agreement with CNC that was initially entered into as of March 26, 2020 (“CNC Loan Agreement”). As previously disclosed, the Company received a loan in the amount of approximately $1.38 million from PNC Bank, N.A. (“PPP Loan”), pursuant to the Paycheck Protection Program administered by the United States Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act. The Loan Agreement First Amendment amends the CNC Loan Agreement to provide for the Company’s incurrence of the PPP Loan.

The foregoing description of the Loan Agreement First Amendment is not complete and is qualified in its entirety by reference to the Loan Agreement First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

10.1
First Amendment to Loan, Security and Guarantee Agreement by and among CIT Northbridge Credit, LLC, as Agent, the Lenders Party thereto, and AutoWeb, Inc., as Borrower, and Car.com, Inc., Autobytel, Inc., and AW GUA USA, Inc., as Guarantors, dated May 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2020
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary